                                                                   EXHIBIT 10.10


                  LITIGATION RESOURCES OF AMERICA-MIDWEST, INC.
                             1001 Fannin, Suite 650
                              Houston, Texas 77002

                                 August 15, 1997

Ms. Sandra Rocca
Rocca Reporting Service
79 West Monroe Street, Suite 1114
Chicago, Illinois 60603

             Re: Purchase of Assets of Rocca Reporting Service
             -------------------------------------------------

Dear Ms. Rocca:

         This letter agreement (this "Agreement") will evidence the agreement between SANDRA ROCCA, an individual residing in the State of Illinois (the "Seller") doing business as a sole proprietor under the name "ROCCA REPORTING SERVICE" (the "Business"),and LITIGATION RESOURCES OF AMERICA-MIDWEST, INC., an Illinois corporation (the "Purchaser") whose address is 1001 Fannin, Suite 650, Houston, Texas 77002, with respect to the sale by the Seller to the Purchaser of the Assets, as hereinafter defined. Seller and Purchaser are sometimes hereinafter referred to collectively as the "Parties" and individually as a "Party." The Parties hereby agree as follows:

         1.  Purchase and Sale of the Assets. Seller hereby grants, sells,
             -------------------------------
conveys, assigns and delivers, and Purchaser hereby purchases, effective as of the close of business on the date set forth above, the following assets of Seller used in the Business (collectively, the "Assets"):(a) all of the office furniture, fixtures, equipment and office supplies of Seller, including the personal property of Seller set forth on Exhibit A attached hereto and incorporated herein by reference; (b) all of Seller's goodwill, customer, client, supplier and vendor lists, and other general intangibles; (c) the right to the exclusive use of the name "Rocca Reporting Service," and all variations thereof, (d) Seller's current telephone number; (e) the lease agreement dated September 1, 1996, executed by Koll-Rubloff Management, as lessor, and Seller, as lessee, covering Seller's offices at the address set forth above, expiring August 31, 1997; and (f) the other leases set forth on Exhibit B. Seller shall retain all of its accounts receivable and accounts payable, and, except for the obligations of Seller under the agreements set forth in Subsections 1(e) and 1(f) above (collectively, the "Assumed Agreements"), Purchaser is not assuming any indebtedness or other duty, liability or obligation of Seller in connection herewith. Contemporaneously with the execution of this Agreement, (a) Purchaser and Seller shall enter into an Employment Agreement which shall be in form and content acceptable to the Parties, and (b) Seller shall (i) deliver duly executed releases or termination statements with respect to all liens covering the Assets, and (ii) pay all of Seller's outstanding liabilities and obligations, all of which are set forth by creditor and amount as of the date hereof and all of Seller's accounts, on Exhibit C. Seller shall from time to time after the date hereof, without further consideration, execute and deliver such other instruments of transfer, conveyance and assignment, and shall take such other action as Purchaser may reasonably request, to more effectively transfer, convey and assign to and vest in Purchaser, and to put Purchaser in actual possession and control of, each of the Assets.

         2.  Purchase Price; Assumption. In consideration for the sale of the
             --------------------------
Assets and Seller's performance hereunder, and for services to be performed by the Seller under the Employment Agreement, Purchaser is (a) paying Seller Forty-Five Thousand Dollars ($45,000), and (b) hereby assuming Seller's

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

liabilities under the Assumed Agreements. The Parties hereby acknowledge and agree that except for the Assumed Agreements, Purchaser shall not assume, and Purchaser is not agreeing to pay or discharge, any debt, contract, commitment, obligation or liability of Seller, whether now existing or arising in the future.

         3.  Representations and Warranties of Seller. Seller represents and
             ----------------------------------------
warrants to Purchaser as follows: (a) Seller founded the Business on January 1, 1994, has conducted the Business under the name "Rocca Reporting Service" continuously since such date as a sole proprietorship, has held title to the Assets as sole owner since such date or the date Seller first acquired them for the Business, and has all requisite power and authority to execute, deliver and perform this Agreement without the consent or approval of any third party (except for those consents which have been obtained and delivered to Purchaser);
(b) on the date hereof, the Seller has and is transferring to the Purchaser, good and marketable title to all of the Assets, free and clear of any security interests, liens, pledges, encumbrances or other adverse claims; (c) Seller is not in default under any of the Assumed Agreements; (d) the Assets are in good operating condition and repair, ordinary wear and tear excepted; (e) Seller has complied in all material respects with all applicable federal, state, and local laws with respect to the ownership of its properties and the conduct of its business, (f) neither the execution, delivery nor performance of this Agreement by Seller will result in a violation or breach of, nor constitute a default or accelerate the performance under, any indenture, security agreement, pledge, lease, conditional sales contract or other contract or agreement to which the Seller is a party or by which she or the Assets are bound; (g) there are no claims, suits, or other proceedings or investigations pending or threatened against or affecting Seller or any of the Assets before or by any court or other governmental agency or authority; (h) Seller has filed all tax returns and paid all taxes owed by Seller on or before the date such returns or payments were due, and all such returns were true, complete and correct in all material respects; (i) Seller has no information, and is not aware of any facts, indicating that any clients of Seller's business intend not to do business with Purchaser, or to do materially less business with Purchaser than they did previously with Seller; (j) Seller will use her best efforts to maintain Seller's existing clients; (k) all creditors of Seller have been fully paid, and Purchaser need not take any action, or send any notice in order to comply with the bulk sales laws of Illinois in order to prevent the Assets from being subject to the claims of any creditors of the Seller; (l) Seller has not granted, and will not grant, to any third party the right to use, and will not use, the name "Rocca Reporting Service" or any similar name, for any business purpose.

         4.  Representations and Warranties of the Purchaser. Purchaser
             -----------------------------------------------
represents and warrants to Seller as follows: (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite power and authority to carry on its business as now conducted, and to execute, deliver and perform this Agreement without the consent or approval of any third party; and (b) the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by the Board of Directors of Purchaser, and no further corporate action is necessary on the part of Purchaser to make this Agreement valid and binding upon Purchaser and enforceable in accordance with its terms.

         5.  Indemnification of Purchaser. Seller hereby agrees to indemnify,
             ----------------------------
defend and hold harmless Purchaser and its successors and assigns against any loss, damage, liability, claim, cost or expense (including reasonable attorneys' fees) which are based upon or arise out of (i) any claim made against Purchaser in respect of any liabilities or obligations of Seller or events or conditions existing or occurring with respect to Seller or the Assets on or before the date first set forth above, (ii) any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement, (iii) any breach of warranty or inaccurate or erroneous representation made by Seller herein or in any agreement delivered by or on behalf of Seller in connection herewith, or (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses incident to any of the foregoing.

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

         6.  Indemnification of Seller. Purchaser shall indemnify and hold
             -------------------------
harmless Seller and her successors and assigns against any loss, damage, liability, claim, cost or expense (including reasonable attorneys' fees) which are based upon or arise out of (i) any claim made against Seller in respect of any liabilities or obligations of Purchaser or events or conditions existing or occurring with respect to the Assets after the date hereof, (ii) any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained in this Agreement, (iii) any breach of warranty or inaccurate or erroneous representation made by Purchaser herein or in any agreement delivered by or on behalf of Purchaser pursuant hereto, or (iv) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses incident to any of the foregoing.

         7.  Miscellaneous.
             -------------

             (a)    Successors Bound; Amendment; Entire Agreement. This
                    ---------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement may be amended only by an instrument in writing executed by all of the Parties. This Agreement and the documents referred to herein constitute the entire agreement of the Parties, and supersede all prior understandings with respect to the subject matter hereof and thereof.

             (b)    Notices. All notices, consents, demands or other
                    -------
communications required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally, or three (3) business days after posting thereof by United States first-class, registered or certified mail, return receipt requested, with postage and fees prepaid and addressed to the appropriate Party at her or its address set forth below.

         IN WITNESS WHEREOF, this Agreement has been duly executed in multiple counterparts (each of which shall be an original and all of which together shall constitute one and the same instrument) and delivered by the Parties effective as of the close of business on the date first set forth above.

                      LITIGATION RESOURCES OF AMERICA-MIDWEST, INC.

                      By:/s/ Richard O. Looney
                         -------------------------------------------------
                         Richard O. Looney, President and CEO


               AGREED TO AND ACCEPTED EFFECTIVE as of the close of business on the date first set forth above.


                                       /s/ Sandra Rocca
                                       --------------------------------------
                                       SANDRA ROCCA,  a sole proprietor doing
                                       business as Rocca Reporting Service




Exhibit A - Personal Property
Exhibit B - Existing Leases
Exhibit C - Liabilities

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

                                   Exhibit A

ASSETS
Partners Plus Phone System
(includes 7 phones)

City of Chicago License                                       $ 125

State Farm Insurance Policy                                   $ 150 per year

Quicken Software                                              $  50

Discovery ZX Software                                         $ 120
(3 conversions)

FZ Bill Software                                              $1000

Canon personal copier                                         $ 500

Smith-Corona typewriter                                       $ 150

Sharp fax machine                                             $ 150

microwave oven                                                $ 100

refrigerator                                                  $ 150

5 Desks                                                       $2000

credenza and 2 hutches                                        $1000

3 bookcases                                                   $ 300

2 filing cabinets                                             $ 210

7 chairs                                                      $ 750

Reference books                                               $2000

lunch table and 2 chairs                                      $  50

binders                                                       $ 500

Miscellaneous                                                 $1542

                                   Exhibit B

Existing Leases
AT&T Partner Plus Phone System                     $  92.10 per month
Pitney Bowes (Postage meter)                       $ 114.00 every three months
Koll-Rubloff (rent)                                $1279.79 per month plus elec.
Hinckley-Schmitt (water bottle)                    $  10.34 per month
ProNet (pager)                                     $  24.28 per month

                                    Exhibit C

Liabilities
First Chicago Credit Line                                     $1000.00
RPM                                                           $ 219.24
Pengad                                                        $ 285.00
Court Reporters (services incurred to date)                   $9500.00

Existing Accounts
Federal Express
American Express corporate card
Checking account
Record Copy Service
Purchase Power (postage)
RPM
Pengad

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